UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2014
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2014, the Board of Directors (Board) of Northwest Natural Gas Company (the Company) elected Malia H. Wasson, 55, to the Board as a Class I director for a term expiring at the Company’s Annual Meeting of Shareholders, which is currently scheduled for May 28, 2015. Ms. Wasson is an Executive Vice President of Commercial Banking at U.S. Bank, N.A., and has served as President of U.S. Bank’s Oregon and Southwest Washington operations since 2005. She also leads the U.S. Bank Advisory Board in Portland. Prior to joining U.S. Bank in 1989, Ms. Wasson held various commercial lending positions with the former Oregon Bank and Security Pacific Bank of Oregon. Ms. Wasson serves as Chair of the Oregon Business Council. She is also a board member of Oregon Health Sciences University Foundation, Inc. and OHSU Knight Cancer Institute, Portland Business Alliance, Oregon Business Plan Steering Committee, Greater Portland Inc., SOLV Founders’ Circle, and Portland Mall Management, Inc., and serves as a senior fellow at American Leadership Forum, and on the Board of Advisors of the American Red Cross - Oregon Trail Chapter. Ms. Wasson earned a Bachelor of Science and Commerce degree in finance from Santa Clara University.

Ms. Wasson has not yet been appointed to any of the Board’s committees. The Board will consider the committees to which Ms. Wasson will be appointed at its next regularly scheduled meeting in September 2014. At the time of her election to the Board, Ms. Wasson did not hold any shares of the Company’s common stock.

The Company has maintained banking relationships with a number of banks, including U.S. Bank, N.A. and affiliates, under various arrangements for a number of years. The Company’s current arrangements, all of which were entered into prior to Ms. Wasson’s election, include the following:

The Company is a party to a Credit Agreement for unsecured revolving loans among the Company, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., U.S. Bank, N.A., Bank of America, N.A., Canadian Imperial Bank of Commerce, New York Agency, Royal Bank of Canada, TD Bank, N.A., and Union Bank, N.A., with JPMorgan Chase Bank, N.A. as Administrative Agent, and U.S. Bank, N.A. and Wells Fargo Bank, N.A. as Co-syndication agents, dated as of December 20, 2012, as amended effective December 20, 2013 (Facility). The aggregate amount of the Facility is $300,000,000, with an accordion feature whereby the Company may request increases in aggregate commitment up to an additional $150,000,000. The Facility is primarily used as back-up to support the Company’s commercial paper borrowing program, and there are currently no amounts outstanding under this Facility. The current maturity date for borrowings under the Facility is December 20, 2018, subject to one additional one-year extension. Under the terms of the Facility, the Company pays arrangement fees, upfront fees, administrative agent fees, and annual commitment fees, which have resulted in payments of $16,222, $194,528, $45,625, and $22,813 for years 2011 through 2014 (through July 31), respectively. The Facility was: (1) made in the ordinary course of business; (2) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (3) did not involve more than the normal risk of collectability or present other unfavorable features. The Facility was approved by the Board in December 2012.

The Company is a party to a Distribution Agreement, dated as of March 18, 2009, among the Company, Banc of America Securities LLC, UBS Securities LLC, J.P. Morgan Securities Inc., Piper Jaffray & Co., Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, CIBC World Markets Corp., and TD Securities (USA) LLC, as amended by the Company’s Notice dated May 2, 2014, pursuant to which the Company may choose to issue Medium-Term Notes from time to time. U.S. Bancorp Investments, Inc. was added to the Distribution Agreement in June 2013, and was a Co-Agent with J.P. Morgan Securities LLC with respect to the sale of an aggregate $50 million principal amount of Medium-Term Notes, of which $12.5 million principal amount of Medium-Term Notes were allocated to U.S. Bancorp Investments, Inc., resulting in a commission payment of $78,125 to U.S. Bancorp Investments, Inc. in 2013. U.S. Bancorp Investments, Inc. and U.S. Bank, N.A. are both wholly-owned subsidiaries of U.S. Bancorp; U.S. Bancorp Investments, Inc. is not owned directly or indirectly by U.S. Bank, N.A.

The Company also has maintained corporate bank accounts and P-Card programs with U.S. Bank, N.A. for a number of years, resulting in aggregate payments of $461,589, $439,270, $406,654, and $279,984 for years 2011 through 2014 (through July 31), respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: August 6, 2014	/s/ MardiLyn Saathoff
Vice President, Legal, Risk and Compliance, and Corporate Secretary

4